                                                                    EXHIBIT 99.1

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                MARCH 31,        DECEMBER 31,
                                                   1997              1996
                                               --------------  ----------------
                                               (DOLLAR AMOUNTS IN THOUSANDS)
                   ASSETS
Cash and due from banks......................  $        9,501    $        7,907
Federal funds sold...........................          12,396            21,216
Interest-bearing deposits with other banks...               0             1,250
Securities available for sale approximate am-
 ortized cost of $67,404 and $64,156 at March
 31, 1997 and December 31, 1996..............          67,344            64,578
Loans........................................         137,997           126,506
Less: Unearned income........................             (48)              (73)
    Allowance for loan losses................          (4,169)           (4,164)
                                               --------------    --------------
    Net loans................................         133,780           122,269
Premises and equipment.......................           5,926             5,930
Other assets.................................           3,436             2,636
                                               --------------    --------------
    Total assets.............................        $232,383          $225,786
                                               ==============    ==============
    LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits:
    Noninterest-bearing......................  $       18,974    $       18,088
    Interest-bearing.........................         181,179           177,077
                                               --------------    --------------
      Total deposits.........................         200,153           195,165
  Short Term Borrowings......................           5,917             5,021
  Other Liabilities..........................           2,254             1,695
                                               --------------    --------------
    Total Liabilities........................         208,324           201,881
                                               --------------    --------------
Shareholders' Equity:
  Preferred stock, 2,000,000 shares autho-
   rized, none issued........................             --                --
  Common stock, $1 par value; authorized
   10,000,000 shares; issued 3,777,017
   shares....................................           3,777             3,777
  Additional paid in capital.................           6,492             6,492
  Unrealized gain (loss) on investment secu-
   rities, net of tax........................             (43)              278
  Retained earnings..........................          14,966            14,491
  Treasury stock, at cost (123,494 and
   123,494 shares)...........................          (1,133)           (1,133)
                                               --------------    --------------
    Total shareholders' equity...............          24,059            23,905
                                               --------------    --------------
    Total liabilities and shareholders' equi-
     ty......................................        $232,383          $225,786
                                               ==============    ==============

                See notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED MARCH 31
                                                  ----------------------------
                                                      1997           1996
                                                  -------------  -------------
                                                      (DOLLAR AMOUNTS IN
                                                           THOUSANDS
                                                    EXCEPT PER SHARE DATA)
Interest Income
  Loans, including fees.......................... $       3,250  $       2,962
  Investment securities:
    Tax-exempt...................................           140            151
    Taxable......................................           919            876
  Federal funds sold.............................           221            250
                                                  -------------  -------------
    Total interest income........................         4,530          4,239
                                                  -------------  -------------
Interest Expense:
  Deposits.......................................         2,214          2,163
  Other borrowings...............................            65             20
                                                  -------------  -------------
    Total interest expense.......................         2,279          2,183
                                                  -------------  -------------
    Net interest income..........................         2,251          2,056
Provision for loan losses........................          (205)          (300)
                                                  -------------  -------------
  Net interest income after provision for loan
   losses........................................         2,456          2,356
                                                  -------------  -------------
Noninterest Income:
  Service charges on deposit accounts............           199            168
  Gain (loss) on sale of securities..............           (10)           --
  Other noninterest income.......................           116            103
                                                  -------------  -------------
    Total noninterest income.....................           305            271
                                                  -------------  -------------
Noninterest Expense:
  Salaries and employee benefits.................           958            912
  Net occupancy and equipment expense............           272            200
  Other noninterest expense......................           559            501
                                                  -------------  -------------
    Total noninterest expense....................         1,789          1,613
                                                  -------------  -------------
    Earnings before income taxes.................           972          1,014
Income taxes.....................................           259            272
                                                  -------------  -------------
    Net earnings................................. $         713  $         742
                                                  =============  =============
Per Share Information:
  Net earnings................................... $        0.20  $        0.20
  Weighted average shares outstanding............     3,653,523      3,683,957
  Dividends per share............................          .065            .05

                See notes to consolidated financial statements.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                               1997     1996
                                                             --------  -------
                                                             (DOLLAR AMOUNTS
                                                              IN THOUSANDS)
Cash flows from operating activities:
 Net earnings............................................... $    713  $   742
  Adjustments to reconcile net earnings to net cash provided by operating activities:
  Provision for loan losses.................................     (205)    (300)
  Depreciation expense......................................      113      101
  Amortization and accretion, net...........................       10       21
  Loss (gain) on sale of securities.........................        9      --
  Changes in assets and liabilities:
    (increase) decrease in other assets.....................     (813)      97
    increase (decrease) in other liabilities................      724     (635)
                                                             --------  -------
   Net cash provided by operating activities................      551       26
                                                             --------  -------
Cash flows from investing activities:
  Decrease in interest earning deposits.....................    1,250    2,000
  Proceeds from maturities and pay-downs of investment secu-
   rities...................................................    5,500    4,054
  Proceeds from sales of investment securities available for
   sale.....................................................    1,496      --
  Purchases of investment securities........................  (10,252)  (7,737)
  Net decrease (increase) in loans..........................  (11,307)     787
  Additions to premises and equipment.......................     (110)  (1,199)
                                                             --------  -------
   Net cash used in investing activities....................  (13,423)  (2,095)
                                                             --------  -------
Cash flows from financing activities:
  Net increase in deposits..................................    4,988      479
  Net increase (decrease) in short term borrowings..........      896     (250)
  Cash dividends paid.......................................     (238)    (187)
  Purchase of treasury stock................................      --      (436)
                                                             --------  -------
   Net cash provided by (used in) financing activities......    5,646     (394)
                                                             --------  -------
   Net decrease in cash and cash equivalents................   (7,226)  (2,463)
Cash and cash equivalents at beginning of period............   29,123   25,251
                                                             --------  -------
Cash and cash equivalents at end of period.................. $ 21,897  $22,788
                                                             ========  =======
Supplemental disclosures of cash flow information:
  Cash paid during the period:
   Interest.................................................    2,235    2,167
   Income taxes.............................................      --       150

                See notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

  The consolidated condensed financial statements include the accounts of Central and Southern Holding Company (the "Company") and its wholly owned subsidiaries, The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, formerly The Central and Southern Bank of Greensboro. All significant intercompany accounts and transactions have been eliminated in consolidation.

  The consolidated condensed financial statements reflect all adjustments which are, in the opinion of management, necessary to fairly present the consolidated financial position and results of operations for the periods covered herein and should be read in conjunction with the Annual Report on Form 10-K. All such adjustments are of a normal recurring nature.

(2) RECENT ACCOUNTING PRONOUNCEMENTS

  During 1997, the Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 supersedes APB Opinion 15. SFAS 128 simplifies current standards by eliminating the presentation of primary earnings per share (EPS) and requiring the presentation of basic EPS, which includes no potential common shares and thus no dilution. The Statement also requires entities with complex capital structures to present basic and diluted EPS on the face of the income statement and also eliminates the modified treasury stock method of computing potential common shares. The Statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Early application is not permitted. On adoption, restatement of all prior-period EPS data presented is required. Based upon the current capital structure of the Company, this Statement should have no effect on the present EPS calculation.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Central and Southern Holding Company and Subsidiaries

  We have audited the accompanying consolidated balance sheets of Central and Southern Holding Company and subsidiaries as of December 31, 1996 and 1995, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central and Southern Holding Company and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          PORTER KEADLE MOORE, LLP

                                          Successor to the practice of
                                          Evans, Porter, Bryan & Co.

Atlanta, Georgia
January 23, 1997

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                         1996         1995
                                                     ------------  -----------
                      ASSETS
Cash and due from banks, including reserve require-
 ments of $569,000 and $645,000, respectively......  $  7,906,871    8,564,294
Federal funds sold.................................    21,216,410   16,687,208
                                                     ------------  -----------
  Cash and cash equivalents........................    29,123,281   25,251,502
Interest-bearing deposits with other banks.........     1,250,000    2,400,000
Investment securities available for sale...........    64,578,022   64,514,785
Loans, net.........................................   122,268,747  109,880,856
Premises and equipment, net........................     5,930,004    2,878,118
Other assets.......................................     2,635,725    2,923,375
                                                     ------------  -----------
                                                     $225,785,779  207,848,636
                                                     ============  ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand...........................................  $ 18,087,985   16,668,652
  Interest-bearing demand..........................    40,982,045   35,239,329
  Savings..........................................     9,313,083    9,271,407
  Time.............................................   126,781,456  119,294,850
                                                     ------------  -----------
    Total deposits.................................   195,164,569  180,474,238
Repurchase agreements..............................     3,421,170    2,350,000
Note payable.......................................     1,600,000      250,000
Other liabilities..................................     1,695,429    2,114,000
                                                     ------------  -----------
    Total liabilities..............................   201,881,168  185,188,238
                                                     ------------  -----------
Commitments
Stockholders' equity:
  Preferred stock, 2,000,000 shares authorized, no
   shares issued or outstanding....................           --           --
  Common stock, $1 par value; 10,000,000 shares au-
   thorized; 3,777,017 shares issued...............     3,777,017    3,777,017
  Additional paid-in capital.......................     6,492,246    6,492,246
  Unrealized gain on investment securities, net of
   tax.............................................       278,250      599,454
  Retained earnings................................    14,490,538   12,339,119
                                                     ------------  -----------
                                                       25,038,051   23,207,836
  Treasury stock, at cost (123,494 and 59,528
   shares) ........................................    (1,133,440)    (547,438)
                                                     ------------  -----------
    Total stockholders' equity.....................    23,904,611   22,660,398
                                                     ------------  -----------
                                                     $225,785,779  207,848,636
                                                     ============  ===========

          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                              1996         1995        1994
                                           -----------  ----------  ----------
Interest income:
  Interest and fees on loans.............. $11,975,517  11,189,778  11,125,466
  Interest on deposits with other banks...      46,186      54,758         297
  Interest on federal funds sold..........     951,539     828,094     776,001
  Interest on investment securities:
    Taxable...............................   3,625,938   3,530,802   3,956,229
    Tax-exempt............................     637,180     671,062     910,844
                                           -----------  ----------  ----------
      Total interest income...............  17,236,360  16,274,494  16,768,837
                                           -----------  ----------  ----------
Interest expense:
  Deposits................................   8,814,809   8,306,689   8,576,863
  Other...................................     141,656      74,771     339,494
                                           -----------  ----------  ----------
      Total interest expense..............   8,956,465   8,381,460   8,916,357
                                           -----------  ----------  ----------
      Net interest income.................   8,279,895   7,893,034   7,852,480
Provision for loan losses.................  (1,016,000) (1,038,000)        --
                                           -----------  ----------  ----------
      Net interest income after provision
       for loan losses....................   9,295,895   8,931,034   7,852,480
                                           -----------  ----------  ----------
Other operating income:
  Service charges.........................     758,488     700,827     742,819
  Gains (losses) on sales of investment
   securities.............................         --     (227,635)    240,975
  Other...................................     504,387     460,867     676,270
                                           -----------  ----------  ----------
      Total other operating income........   1,262,875     934,059   1,660,064
                                           -----------  ----------  ----------
Other operating expenses:
  Salaries and employee benefits..........   3,938,270   3,550,776   3,359,226
  Occupancy and equipment.................     882,248     765,752     967,647
  Miscellaneous...........................   2,154,354   2,366,224   3,172,295
                                           -----------  ----------  ----------
      Total other operating expenses......   6,974,872   6,682,752   7,499,168
                                           -----------  ----------  ----------
      Earnings before income taxes........   3,583,898   3,182,341   2,013,376
Income tax expense........................     629,875     623,346     396,000
                                           -----------  ----------  ----------
      Net earnings........................   2,954,023   2,558,995   1,617,376
Preferred dividend requirements...........         --          --     (117,525)
                                           -----------  ----------  ----------
      Net earnings available to common
       shareholders....................... $ 2,954,023   2,558,995   1,499,851
                                           ===========  ==========  ==========
Earnings per common share:
  Net earnings per common share........... $      0.81        0.68        0.44
                                           ===========  ==========  ==========

          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             UNREALIZED
                                                           GAIN (LOSS) ON
                                                ADDITIONAL   INVESTMENT
                          PREFERRED    COMMON    PAID-IN    SECURITIES,    RETAINED    TREASURY
                            STOCK       STOCK    CAPITAL     NET OF TAX    EARNINGS     STOCK       TOTAL
                         -----------  --------- ---------- -------------- ----------  ----------  ----------
Balance, December 31,
 1993................... $ 1,708,605  3,397,327 5,163,331           --     9,104,294         --   19,373,557
Cash dividends declared
 of $.03 per common
 share..................         --         --        --            --      (101,920)        --     (101,920)
Cash dividends declared
 of $4.71 per preferred
 share..................         --         --        --            --      (178,913)        --     (178,913)
Conversion of preferred
 stock into common
 stock..................  (1,708,605)   379,690 1,328,915           --           --          --          --
Effect of accounting
 change related to
 investment securities,
 net of tax.............         --         --        --        576,679          --          --      576,679
Change in unrealized
 gain (loss) on
 investment securities,
 net of tax.............         --         --        --     (1,803,407)         --          --   (1,803,407)
Net earnings............         --         --        --            --     1,617,376         --    1,617,376
                         -----------  --------- ---------    ----------   ----------  ----------  ----------
Balance, December 31,
 1994...................         --   3,777,017 6,492,246    (1,226,728)  10,440,837         --   19,483,372
Cash dividends declared
 of $.175 per common
 share..................         --         --        --            --      (660,713)        --     (660,713)
Acquisition of treasury
 stock..................         --         --        --            --           --     (547,438)   (547,438)
Change in unrealized
 gain (loss) on
 investment securities,
 net of tax.............         --         --        --      1,826,182          --          --    1,826,182
Net earnings............         --         --        --            --     2,558,995         --    2,558,995
                         -----------  --------- ---------    ----------   ----------  ----------  ----------
Balance, December 31,
 1995...................         --   3,777,017 6,492,246       599,454   12,339,119    (547,438) 22,660,398
Cash dividends declared
 of $.22 per common
 share..................         --         --        --            --      (802,604)        --     (802,604)
Acquisition of treasury
 stock..................         --         --        --            --           --     (586,002)   (586,002)
Change in unrealized
 gain (loss) on
 investment securities,
 net of tax.............         --         --        --       (321,204)         --          --     (321,204)
Net earnings............         --         --        --            --     2,954,023         --    2,954,023
                         -----------  --------- ---------    ----------   ----------  ----------  ----------
Balance, December 31,
 1996................... $       --   3,777,017 6,492,246       278,250   14,490,538  (1,133,440) 23,904,611
                         ===========  ========= =========    ==========   ==========  ==========  ==========


          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996         1995         1994
                                        ------------  -----------  -----------
Cash flows from operating activities:
  Net earnings......................... $  2,954,023    2,558,995    1,617,376
  Adjustments to reconcile net earnings
   to net cash provided by operating
   activities:
    Provision for loan losses..........   (1,016,000)  (1,038,000)         --
    Depreciation, amortization and
     accretion.........................      408,002      361,257      564,947
    Deferred income tax provision
     (benefit).........................      129,666      106,589      174,598
    Losses (gains) on sales of
     investment securities.............          --       227,635     (240,975)
    Gain on sale of branches...........          --           --      (115,324)
    Change in assets and liabilities:
      Other assets.....................      228,786      796,708    1,140,048
      Other liabilities................     (418,571)     689,157          900
                                        ------------  -----------  -----------
        Net cash provided by operating
         activities....................    2,285,906    3,702,341    3,141,570
                                        ------------  -----------  -----------
Cash flows from investing activities:
  Net change in interest-bearing
   deposits............................    1,150,000   (2,400,000)     100,000
  Proceeds from maturities and calls of
   investment securities available for
   sale................................   28,433,421    6,108,539   11,752,863
  Proceeds from sales of investment
   securities available for sale.......          --     3,761,490          --
  Purchases of investment securities
   available for sale..................  (29,003,787)  (1,115,470)  (3,499,862)
  Proceeds from maturities and calls of
   investment securities held to
   maturity............................          --    13,408,110   10,353,386
  Proceeds from sales of investment
   securities held to maturity.........          --           --     5,076,098
  Purchases of investment securities
   held to maturity....................          --   (12,903,593)    (110,000)
  Net change in loans..................  (11,277,225)  (5,269,234)  14,182,183
  Proceeds from sales of premises and
   equipment...........................       26,673       13,830       31,616
  Purchases of premises and equipment..   (3,466,104)    (625,321)    (413,527)
  Sale of branches.....................          --           --   (40,928,208)
                                        ------------  -----------  -----------
        Net cash provided by (used in)
         investing activities..........  (14,137,022)     978,351   (3,455,451)
                                        ------------  -----------  -----------
Cash flows from financing activities:
  Net change in deposits...............   14,690,331    3,792,330   (4,567,223)
  Net change in repurchase agreements..    1,071,170   (4,365,000)   6,715,000
  Borrowings under note payable........    1,350,000      250,000          --
  Cash dividends paid..................     (802,604)    (660,713)    (280,833)
  Acquisition of treasury stock........     (586,002)    (547,438)         --
                                        ------------  -----------  -----------
        Net cash provided by (used in)
         financing activities..........   15,722,895   (1,530,821)   1,866,944
                                        ------------  -----------  -----------
Net increase in cash and cash
 equivalents...........................    3,871,779    3,149,871    1,553,063
Cash and cash equivalents at beginning
 of year...............................   25,251,502   22,101,631   20,548,568
                                        ------------  -----------  -----------
Cash and cash equivalents at end of
 year.................................. $ 29,123,281   25,251,502   22,101,631
                                        ============  ===========  ===========

          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

  Central and Southern Holding Company (the "Company") is a bank and thrift holding company with two wholly owned subsidiaries, The Central and Southern Bank of Georgia ("Milledgeville") and The Central and Southern Bank of North Georgia, FSB ("North Georgia"), collectively referred to as "the bank subsidiaries." The Company provides a full range of banking services in central and north Georgia to individual and corporate customers through the bank subsidiaries and branch offices. The subsidiary banks are subject to the regulations of certain Federal and state agencies and undergo periodic examinations by those regulatory authorities.

 Basis of Presentation

  The consolidated financial statements include the accounts of the Company and the bank subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  The accounting principles followed by the Company and the methods of applying these principles conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with deferred tax assets recognized in anticipation of future taxable income.

 Investment Securities

  Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in the trading or held to maturity portfolios are classified as available for sale. The Company does not hold any trading securities.

  Available for sale securities are recorded at fair value. Held to maturity securities are recorded at amortized cost. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains or losses associated with transfers of securities from held to maturity to available for sale are recorded as a separate component of stockholders' equity. The unrealized holding gains or losses included in the separate component of stockholders' equity for securities transferred from available for sale to held to maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security.

  A decline in the market value of any available for sale or held to maturity investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

 Loans and Allowance for Loan Losses

  Loans are reported at the principal amount outstanding, net of unearned interest and the allowance for loan losses. Interest income on installment loans made on a discount basis is recognized using a method which approximates the level yield method. Interest income on all other loans is recognized on the level yield method.

  Effective January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. The adoption of these statements had no significant impact on the consolidated financial statements.

  Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Generally, payments on nonaccrual loans are applied to principal. Interest income, if any, on impaired loans is recognized on the cash basis.

  The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

  Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

  Management believes the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

 Bank Premises and Equipment

  Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs which do not improve or extend the useful life of the respective asset is charged to income as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are generally as follows:

   Buildings and improvements........................................ 7-40 years
   Furniture and equipment........................................... 3-10 years

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

 Goodwill

  The excess of the purchase price over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over 20 years for North Georgia. The goodwill net of accumulated amortization is included in other assets. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, management considers the value and future benefits of the net earnings generated by North Georgia to determine that no impairment has occurred.

 Income Taxes

  The Company accounts for income taxes under the liability method which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

  In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, the Company evaluates the probability of being able to realize the future benefits indicated by such assets. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

 Net Earnings Per Common Share

  The impact of outstanding stock options and preferred stock conversions has no significant effect on net earnings per common share. Accordingly, net earnings per common share are based on the weighted average number of common shares outstanding during 1996, 1995 and 1994 of 3,664,604, 3,770,251 and
3,429,575, respectively.

(2) SALE OF BANK BRANCHES AND CONVERSION OF NORTH GEORGIA

  Effective August 1, 1994, Milledgeville sold two of its bank branches located in Douglas and McRae, Georgia, to an unrelated commercial bank. This sale included approximately $43,400,000 in deposits and related accrued interest, premises and equipment with a net book value of approximately $1,700,000, and other assets of approximately $900,000, including unamortized deposit premiums of approximately $535,000. Milledgeville was paid approximately $40,700,000 in connection with the sale and recorded a gain of approximately $115,000. The branch sale was financed through a combination of borrowings under repurchase agreements and available cash and cash equivalents.

  Effective January 16, 1996, the Company received final regulatory approval to convert North Georgia (formerly Central & Southern Bank of Greensboro) to a federal savings bank charter. This conversion was completed in the first quarter of 1996. The primary purpose of the conversion is to allow North Georgia to branch into other markets in the north Georgia area.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(3) CASH FLOW INFORMATION

  Certain supplemental cash flow information for the years ended December 31, 1996, 1995 and 1994 is summarized as follows:

                                                1996        1995       1994
                                             ----------  ---------- ----------
   Cash paid during the year for:
     Interest..............................  $8,910,201   8,445,017  8,984,329
     Income taxes..........................  $  948,000     140,000    270,000
   Noncash investing and financing
    activities:
     Transfer of investment securities from
      held to maturity to available for
      sale.................................  $      --   35,073,414        --
     Real estate acquired through
      foreclosure..........................  $   92,834     160,913    833,293
     Financed portion of sales of other
      real estate..........................  $  187,500     317,056    481,000
     Conversion of preferred stock into
      common stock.........................  $      --          --   1,708,605
     Change in unrealized gain (loss) on
      investment securities, net of tax....  $ (321,204)  1,826,182 (1,226,728)

(4) INVESTMENT SECURITIES

  Investment securities available for sale at December 31, 1996 and 1995 are as follows:

                                              DECEMBER 31, 1996
                                 --------------------------------------------
                                               GROSS      GROSS    ESTIMATED
                                  AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                    COST       GAINS      LOSSES     VALUE
                                 ----------- ---------- ---------- ----------
   U.S. Treasuries and U.S.
    government agencies......... $21,150,573    68,502   121,351   21,097,724
   State and municipal..........   9,735,184   490,448        21   10,225,611
   Mortgage-backed securities...  32,625,874   222,180   238,167   32,609,887
   Other investments............     644,800       --        --       644,800
                                 ----------- ---------   -------   ----------
     Total...................... $64,156,431   781,130   359,539   64,578,022
                                 =========== =========   =======   ==========
                                              DECEMBER 31, 1995
                                 --------------------------------------------
                                               GROSS      GROSS    ESTIMATED
                                  AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                    COST       GAINS      LOSSES     VALUE
                                 ----------- ---------- ---------- ----------
   U.S. Treasuries and U.S.
    government agencies......... $23,996,053   148,175    84,198   24,060,030
   State and municipal..........   9,577,580   578,325     4,973   10,150,932
   Mortgage-backed securities...  29,557,578   398,359   127,614   29,828,323
   Other investments............     475,500       --        --       475,500
                                 ----------- ---------   -------   ----------
     Total...................... $63,606,711 1,124,859   216,785   64,514,785
                                 =========== =========   =======   ==========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  The amortized cost and fair value of investment securities available for sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                           AMORTIZED  ESTIMATED
                                                             COST     FAIR VALUE
                                                          ----------- ----------
   Total securities:
     Within 1 year....................................... $ 4,504,383  4,541,878
     1 to 5 years........................................  22,356,137 22,480,143
     5 to 10 years.......................................   3,773,654  4,020,806
     More than 10 years..................................     251,583    280,508
     Mortgage-backed securities..........................  32,625,874 32,609,887
     Other investments...................................     644,800    644,800
                                                          ----------- ----------
                                                          $64,156,431 64,578,022
                                                          =========== ==========

  There were no sales of securities in 1996. In 1995, the Company received proceeds of $3,761,490 from the sale of certain mortgage-backed securities and recognized gross losses of $231,635. Additionally, one held to maturity security was called by the issuer and the Company received a $4,000 call premium.

  In late 1995, the FASB issued an implementation guide relating to SFAS No.
115. Included in this implementation guide was a one-time opportunity to reallocate investments between the categories without calling into question the validity of the classifications. Accordingly, at year end, the Company reclassified all held to maturity securities to the available for sale category. As a result, an unrealized gain of approximately $637,000 was recorded.

  In 1994, the Company received proceeds from the sale of investments held to maturity of $5,076,098 and recognized gross gains of $244,162 and gross losses of $3,187. The 1994 sales occurred in connection with the sale of two of Milledgeville's branch bank facilities which maintained approximately twenty percent of the total deposits of the Company. The sale of the branches altered the interest rate risk of Milledgeville's assets and liabilities and in response the security sales were required to restructure the interest rate risk to an acceptable level.

  Securities with a carrying value of approximately $21,829,000 and $15,801,000 at December 31, 1996 and 1995, respectively, were pledged against U.S. government and other public deposits as required by law.

(5) LOANS

  Major classifications of loans at December 31, 1996 and 1995 are summarized as follows:

                                                            1996        1995
                                                        ------------ -----------
   Commercial, financial and agricultural.............. $ 22,259,587  25,177,880
   Real estate--construction...........................   27,695,706  21,746,596
   Real estate--mortgage...............................   64,145,313  51,104,156
   Consumer loans......................................   12,405,366  16,376,878
                                                        ------------ -----------
     Total loans.......................................  126,505,972 114,405,510
     Less: Unearned interest...........................       73,043     334,347
        Allowance for loan losses......................    4,164,182   4,190,307
                                                        ------------ -----------
   Loans, net.......................................... $122,268,747 109,880,856
                                                        ============ ===========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  The Company's bank subsidiaries grant loans and extensions of credit to individuals and a variety of firms and corporations located primarily in central and north Georgia. Although the bank subsidiaries have diversified loan portfolios, a substantial portion of the loan portfolios is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

  Changes in the allowance for loan losses are summarized as follows:

                                              1996         1995        1994
                                           -----------  ----------  ----------
   Balance at beginning of year..........  $ 4,190,307   4,312,876   4,680,841
   Provision for loan losses.............   (1,016,000) (1,038,000)        --
   Loans charged off.....................     (362,844) (1,236,091) (3,179,899)
   Recoveries of loans previously charged
    off..................................    1,352,719   2,151,522   2,811,934
                                           -----------  ----------  ----------
   Balance at end of year................  $ 4,164,182   4,190,307   4,312,876
                                           ===========  ==========  ==========

  As a result of its ongoing evaluation of the adequacy of the bank subsidiaries' allowance for loan losses, a decline in problem credits and continued significant recoveries of loans previously charged off, management decided to reduce the allowance for loan losses during 1996 and 1995.

(6) BANK PREMISES AND EQUIPMENT

  Bank premises and equipment at December 31, 1996 and 1995 are summarized as follows:

                                                               1996      1995
                                                            ---------- ---------
   Land and buildings...................................... $5,765,790 3,515,996
   Furniture and equipment.................................  2,798,597 1,855,406
   Construction in progress................................    293,105    74,686
                                                            ---------- ---------
                                                             8,857,492 5,446,088
   Less accumulated depreciation...........................  2,927,488 2,567,970
                                                            ---------- ---------
                                                            $5,930,004 2,878,118
                                                            ========== =========

  Depreciation expense was approximately $388,000, $335,000 and $506,000 in 1996, 1995 and 1994, respectively.

(7) DEPOSITS

  At December 31, 1996, maturities of time deposits are as follows:

   Maturing In:
     1997.......................................................... $ 94,236,401
     1998..........................................................   16,238,027
     1999..........................................................    4,333,441
     2000..........................................................    4,844,105
     2001..........................................................    7,113,505
     Thereafter....................................................       15,977
                                                                    ------------
                                                                    $126,781,456
                                                                    ============

  The Bank subsidiaries had deposits from related parties totaling approximately $4,051,000 and $3,681,000 at December 31, 1996 and 1995. Time deposits of $100,000 or more were approximately $39,200,000 and $31,759,000 at December 31, 1996 and 1995.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(8) NOTE PAYABLE

  The Company has a note payable to a bank under which it can borrow up to $2,500,000. The note bears interest at prime less 0.75% and interest is payable quarterly. The note, which is collateralized by the common stock of Milledgeville, matures in June 1997.

(9) INCOME TAXES

  The components of income tax expense for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                          1996    1995    1994
                                                        -------- ------- -------
   Current............................................. $500,209 516,757 221,402
   Deferred............................................  129,666 106,589 174,598
                                                        -------- ------- -------
                                                        $629,875 623,346 396,000
                                                        ======== ======= =======

  The differences between income tax expense and the amount computed by applying the statutory federal income tax rate to earnings before taxes are as follows:

                                                  1996       1995       1994
                                               ----------  ---------  --------
   Pretax income at statutory rates........... $1,218,526  1,081,996   684,548
   Tax-exempt interest income.................   (195,837)  (213,330) (311,323)
   Change in beginning of year balance of the
    valuation allowance for deferred tax
    assets allocated to income tax expense....   (423,000)  (262,000)  (26,245)
   Other, net.................................     30,186     16,680    49,020
                                               ----------  ---------  --------
                                               $  629,875    623,346   396,000
                                               ==========  =========  ========

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1996 and 1995 are presented below:

                                                            1996       1995
                                                          ---------  --------
   Deferred tax assets:
     Other real estate................................... $  27,710    34,000
     Pension.............................................    44,540    44,540
     Postretirement benefits other than pensions.........    48,583    48,583
     Alternative minimum tax credit carryforward.........   588,939   777,635
     Other...............................................       206       143
                                                          ---------  --------
       Total gross deferred tax asset....................   709,978   904,901
   Less valuation allowance..............................    41,000   464,000
                                                          ---------  --------
                                                            668,978   440,901
                                                          ---------  --------
   Deferred tax liabilities:
     Allowance for loan losses...........................   416,054    73,470
     Unrealized gains on investment securities available
      for sale...........................................   143,341   308,620
     Premises and equipment..............................   367,773   350,210
     Change in accounting method.........................       --     33,892
     Other...............................................    60,268    28,780
                                                          ---------  --------
       Total deferred tax liabilities....................   987,436   794,972
                                                          ---------  --------
       Net deferred tax liability........................ $(318,458) (354,071)
                                                          =========  ========

  The Company's Federal alternative minimum tax credits can be carried forward indefinitely.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(10) EMPLOYEE BENEFIT PLANS

  The Company has a noncontributory, trusteed pension plan. Effective April 15, 1994, the plan was amended to freeze participation in the plan. Participants as of April 15, 1994, became fully vested and no new benefits will accrue. Pension expense recorded by the Company for 1996, 1995, and 1994 included the following components:

                                 1996     1995     1994
                               --------  -------  -------
   Interest cost on projected
    benefit obligation.......  $ 38,381   31,518   41,572
   Return on plan assets.....   (29,127) (30,313) (17,777)
   Net amortization and
    deferral.................   (13,497)  (5,463) (59,831)
                               --------  -------  -------
     Pension benefit.........  $ (4,243)  (4,258) (36,036)
                               ========  =======  =======

  The Company's funding policy provides that payments to the plan shall be consistent with minimum government funding requirements plus additional amounts which may be approved by the Company.

  The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheets at December 31, 1996 and 1995:

                                                             1996       1995
                                                           ---------  --------
   Actuarial present value of benefit obligations:
     Accumulated benefit obligation, including vested
      benefits of approximately $608,000 in 1996 and
      $662,000 in 1995.................................... $ 611,640   666,860
                                                           =========  ========
   Projected benefit obligation........................... $(611,640) (666,860)
   Plan assets at fair value, primarily consisting of
    investments in common stock and money market funds....   549,595   537,992
                                                           ---------  --------
   Plan assets less than projected benefit obligation.....   (62,045) (128,868)
   Unrecognized net gain..................................   (64,712)   (2,132)
                                                           ---------  --------
   Accrued pension cost................................... $(126,757) (131,000)
                                                           =========  ========

  A weighted average discount rate of 6.48% and 6.26% was used in 1996 and 1995, respectively. The expected long-term rate of return on assets was 8% in 1996 and 1995.

  In addition to the Company's defined benefit pension plan, the Company has sponsored a defined benefit health care plan that provides post retirement medical benefits to retired employees. Effective January 1, 1993, the Company discontinued the plan but will continue to provide benefits to individuals who had retired or were eligible for retirement as of December 31, 1993.

  The following table presents the health care plan's funded status reconciled with amounts recognized in the Company's consolidated balance sheets at December 31, 1996 and 1995:

                                                             1996      1995
                                                           --------  --------
   Accumulated post retirement benefit obligation
    ("APBO").............................................. $372,508   397,190
   Unrecognized net gain from experience different than
    assumed............................................... (208,699) (254,298)
                                                           --------  --------
     Accrued post retirement benefit cost included in
      other liabilities................................... $163,809   142,892
                                                           ========  ========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  Net periodic post retirement benefit cost for the years ended December 31, 1996, 1995 and 1994 includes the following:

                                                             1996    1995   1994
                                                            ------- ------ ------
   Amortization of unrecognized net gain................... $15,468 14,068 15,468
   Interest cost...........................................  26,346 27,916 29,740
                                                            ------- ------ ------
     Net periodic post retirement benefit cost............. $41,814 41,984 45,208
                                                            ======= ====== ======

  For measurement purposes, a 9% annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was assumed for 1996. A 13% annual rate of increase was assumed for 1995. The rate was assumed to decrease gradually to 5% by the year 2004 and remain at that level thereafter. A one percent increase in the medical trend rate assumed at December 31, 1996, would have resulted in an increase to the APBO at December 31, 1996, of $29,221 and would have increased 1996 post retirement benefit cost by $2,119. The weighted average discount rate used in determining the accumulated post retirement benefit obligation was 7.5% and 7.25% at December 31, 1996 and 1995, respectively.

  The Company has a contributory profit sharing plan covering substantially all employees who have one year of service. Participating employees may contribute up to 15% of their salary to the plan. The Company makes certain matching contributions to the plan and may make discretionary contributions to the plan. The Company's contributions were approximately $85,000, $79,000 and $52,000 in 1996, 1995 and 1994, respectively.

  The Company has entered into an employment agreement with its chief executive officer which provides for a full year's payment of compensation upon a change in control of the Company and termination of employment, as defined in the agreement. The terms of the agreement automatically extend the agreement for a rolling two-year period unless the Company elects to cease the automatic extension provision, which will cause the agreement to terminate two years from the date of election.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(11) STOCK OPTIONS

  In August 1993, the Company adopted the Key Employee Stock Option Plan. This plan provides for the issuance of stock options on up to 170,000 shares of the Company's common stock. Options are granted at the discretion of the Company's Board of Directors. Options granted under the plan are at an option price not less than the fair value of the Company's common stock at the date of grant, are exercisable any time after 90 days from the date of grant, and expire ten years from the date of grant. The Board of Directors establishes vesting periods at its discretion within the guidelines of the plan document. Historically, vesting has ranged from 90 days to three years.

  SFAS No. 123, "Accounting for Stock-Based Compensation," became effective for the Company January 1, 1996. This statement encourages, but does not require, entities to compute the fair value of options at the date of grant and to recognize such costs as compensation expense immediately if there is no vesting period or ratably over the vesting period of the options. The Company has chosen not to adopt the cost recognition principles of this statement. No compensation expense has been recognized in 1996, 1995 or 1994 related to the stock option plan. Had compensation cost been determined based upon the fair value of the options at the grant dates consistent with the method of the new statement, the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.

                                                               1996      1995
                                                            ---------- ---------
   Net earnings
     As reported........................................... $2,954,023 2,558,995
     Proforma.............................................. $2,928,356 2,551,469
   Earnings per share
     As reported........................................... $     0.81      0.68
     Proforma.............................................. $     0.80      0.68

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 1996 and 1995:

                                                                     1996  1995
                                                                     ----  ----
   Dividend yield...................................................  2.5%  2.0%
   Expected volatility.............................................. 37.5% 35.3%
   Risk free interest rate..........................................  5.0%  5.0%
   Expected life (in years).........................................   10    10

  A summary of activity in the Company's stock option plan is presented below.

                                                                      WEIGHTED
                                                                      AVERAGE
                                                            OPTION  OPTION PRICE
                                                            SHARES   PER SHARE
                                                            ------- ------------
   Options outstanding at December 31, 1993................  75,000    $4.25
   Options granted in 1994.................................  23,500    $6.25
                                                            -------
   Options outstanding at December 31, 1994................  98,500    $4.73
   Options granted in 1995.................................  22,000    $7.50
                                                            -------
   Options outstanding at December 31, 1995................ 120,500    $5.23
   Options granted in 1996.................................  32,500    $8.76
                                                            -------
   Options outstanding at December 31, 1996................ 153,000    $5.98
                                                            =======

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  Options on 105,832, 92,625 and 67,750 shares were exercisable at December 31, 1996, 1995 and 1994, respectively. The weighted average grant-date fair value of options granted in 1996 and 1995 was $3.49 and $3.11, respectively. Options outstanding at December 31, 1996 are exercisable at option prices ranging from $4.25 to $9.25 as presented in the table above. Such options have a weighted average remaining contractual life of approximately 8 years.

(12) STOCKHOLDERS' EQUITY

  On December 1, 1994, the Company converted the 37,969 shares of Series A nonvoting preferred stock into 379,690 shares of its $1 par value common stock. The preferred stock, which was issued in 1993 and had a stated liquidation value of $45 per share, entitled the holders to cumulative annual dividends at 7 1/2%. Prior to effecting the conversion, cumulative dividends totaling $178,913 since the date of issuance were paid.

  Dividends paid by the bank subsidiaries are the primary source of funds available to the Company for payment of dividends to its shareholders and other needs. Applicable Federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the bank subsidiaries. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of each bank subsidiary's total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the bank subsidiaries. At December 31, 1996, the bank subsidiaries could pay approximately $2,000,000 in dividends to the Parent without regulatory approval.

  During 1995, the Company's Board of Directors approved a stock repurchase program that allows the purchase of up to 100,000 shares of the Company's common stock. During 1996 the Board of Directors raised this amount to 170,000 shares. At December 31, 1996, the Company has repurchased 123,494 shares of its common stock.

(13) RELATED PARTY TRANSACTIONS

  The bank subsidiaries conduct transactions with directors and officers, including companies in which they have beneficial interest, in the normal course of business. It is the policy of the bank subsidiaries that loan transactions with directors and officers be made on substantially the same terms as those prevailing at the time made for comparable loans to other persons. The following is a summary of activity for related party loans for 1996:

   Beginning balance................................................ $1,983,000
   New loans........................................................    965,000
   Repayments.......................................................   (793,000)
                                                                     ----------
   Ending balance................................................... $2,155,000
                                                                     ==========

(14) SUPPLEMENTARY STATEMENT OF EARNINGS INFORMATION

  Components of miscellaneous operating expenses in excess of 1% of total income for the respective years are as follows:

                                                          1996    1995    1994
                                                        -------- ------- -------
   Deposit insurance................................... $210,048 240,183 540,434
   Legal fees.......................................... $108,669 128,173 233,962
   Other professional services......................... $119,246 143,822 243,174
   Other real estate................................... $ 34,732 165,263 299,127
   Data processing..................................... $262,524 224,527 149,265

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(15) COMMITMENTS

  The bank subsidiaries are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the bank subsidiaries have in particular classes of financial instruments.

  The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of these instruments. The bank subsidiaries use the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The bank subsidiaries evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation. Collateral held varies, but may include unimproved and improved real estate, certificates of deposit, personal property or other acceptable collateral. At December 31, 1996 and 1995, the bank subsidiaries had commitments to extend credit of approximately $21,530,000 and $13,295,000, respectively.

  Standby letters of credit and financial guarantees written are conditional commitments issued by the bank subsidiaries to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 1996 and 1995, the bank subsidiaries had standby letters of credit of approximately $164,000 and $10,000.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(16) CONDENSED FINANCIAL INFORMATION OF CENTRAL AND SOUTHERN HOLDING COMPANY (PARENT COMPANY ONLY)

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                             1996        1995
                                                          ----------- ----------
   Cash.................................................. $     8,536     28,158
   Interest-earning deposits with bank subsidiary........      21,251     39,252
   Investment in bank subsidiaries.......................  23,838,045 22,830,597
   Building, net.........................................   1,102,316        --
   Other assets..........................................     582,436     66,477
                                                          ----------- ----------
                                                          $25,552,584 22,964,484
                                                          =========== ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

   Note payable.......................................... $ 1,600,000    250,000
   Other liabilities.....................................      47,973     54,086
                                                          ----------- ----------
                                                            1,647,973    304,086
   Stockholders' equity..................................  23,904,611 22,660,398
                                                          ----------- ----------
                                                          $25,552,584 22,964,484
                                                          =========== ==========

                        CONDENSED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                   1996      1995      1994
                                                ---------- --------- ---------
   Income:
     Dividends from bank subsidiaries.......... $1,408,000   860,000       --
     Other.....................................     93,238    15,377    11,796
                                                ---------- --------- ---------
       Total income............................  1,501,238   875,377    11,796
                                                ---------- --------- ---------
   Expenses:
     Interest expense..........................     65,328     1,090       --
     Other expenses............................    283,225   217,463   232,128
                                                ---------- --------- ---------
       Total expenses..........................    348,553   218,553   232,128
                                                ---------- --------- ---------
       Earnings (loss) before income taxes and
        equity in undistributed earnings of
        bank subsidiaries......................  1,152,685   656,824  (220,332)
   Income tax benefit..........................    312,730   115,653    93,330
   Equity in undistributed earnings of bank
    subsidiaries...............................  1,488,608 1,786,518 1,744,378
                                                ---------- --------- ---------
       Net earnings............................ $2,954,023 2,558,995 1,617,376
                                                ========== ========= =========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                      CONDENSED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                             1996         1995        1994
                                          -----------  ----------  ----------
   Cash flows from operating activities:
     Net earnings........................ $ 2,954,023   2,558,995   1,617,376
     Adjustments to reconcile net
      earnings to net cash provided by
      (used in) operating activities:
       Depreciation......................      10,200         --          --
       Equity in undistributed earnings
        of bank subsidiaries.............  (1,488,608) (1,786,518) (1,744,378)
       Change in other assets............    (356,003)    (36,472)    112,470
       Change in other liabilities.......      (6,113)   (114,562)    (28,248)
                                          -----------  ----------  ----------
         Net cash provided by (used in)
          operating activities...........   1,113,499     621,443     (42,780)
                                          -----------  ----------  ----------
   Cash flows from investing activities:
     Net change in interest-bearing
      deposits...........................      18,001     232,632     130,658
     Purchase of building................  (1,112,516)        --          --
                                          -----------  ----------  ----------
         Net cash provided by (used in)
          investing activities...........  (1,094,515)    232,632     130,658
                                          -----------  ----------  ----------
   Cash flows from financing activities:
     Borrowings under note payable.......   1,350,000     250,000         --
     Purchase of treasury stock..........    (586,002)   (547,438)        --
     Cash dividends paid.................    (802,604)   (660,713)   (280,833)
                                          -----------  ----------  ----------
         Net cash used in financing
          activities.....................     (38,606)   (958,151)   (280,833)
                                          -----------  ----------  ----------
         Net change in cash..............     (19,622)   (104,076)   (192,955)
   Cash at beginning of year.............      28,158     132,234     325,189
                                          -----------  ----------  ----------
   Cash at end of year................... $     8,536      28,158     132,234
                                          ===========  ==========  ==========
   Noncash investing and financing
    activities:
     Conversion of preferred stock into
      common stock....................... $       --          --    1,708,605
     Change in unrealized gain (loss) on
      investment securities of
      subsidiaries....................... $  (321,204)  1,826,182  (1,226,728)

(17) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company or its bank subsidiaries, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination, or issuance.

 Cash and Short-Term Investments

  For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

 Investment Securities

  Fair values for investment securities are based on quoted market prices.

 Loans

  The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

 Deposits

  The fair value of demand deposits, savings, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

 Repurchase Agreements

  The fair value of repurchase agreements is approximately equal to the carrying value as a result of their short remaining lives and their market interest rates.

 Note Payable

  Since the note payable bears a variable, market rate of interest, its carrying value approximates fair value.

 Commitments to Extend Credit and Standby Letters of Credit

  Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

 Limitations

  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes, premises and equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  The carrying amount and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                               1996               1995
                                        ------------------ -------------------
                                                 ESTIMATED
                                        CARRYING   FAIR    CARRYING ESTIMATED
                                         AMOUNT    VALUE    AMOUNT  FAIR VALUE
                                        -------- --------- -------- ----------
                                                    (IN THOUSANDS)
   Assets:
     Cash and short-term investments... $ 30,373   30,373   27,652    27,652
     Investment securities available
      for sale......................... $ 64,578   64,578   64,515    64,515
     Loans............................. $122,269  121,493  109,881   109,366
   Liabilities:
     Deposits.......................... $195,165  195,504  180,474   180,789
     Repurchase agreements............. $  3,421    3,421    2,350     2,350
     Note payable...................... $  1,600    1,600      250       250
   Unrecognized financial instruments:
     Commitments to extend credit...... $ 21,530   21,530   13,295    13,295
     Standby letters of credit......... $    164      164       10        10

(18) REGULATORY MATTERS

  The Company is subject to various regulatory capital requirements administered by state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Additionally, under regulations from the Office of Thrift Supervision, North Georgia must maintain a minimum ratio of tangible capital (as defined) to tangible assets (as defined). Management believes, as of December 31, 1996, that the Company meets all capital adequacy requirements to which it is subject.

  As of December 31, 1996 the most recent notification from the various regulators categorized the Company and the bank subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Company and the bank subsidiaries must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  The Company's actual capital amounts and ratios are also presented in the following table:

                                                                                                            TO BE WELL
                                                                                                         CAPITALIZED UNDER
                                                                FOR CAPITAL                              PROMPT CORRECTIVE
                            ACTUAL                           ADEQUACY PURPOSES                           ACTION PROVISIONS
                         -------------                 ------------------------------                ------------------------
                         AMOUNT  RATIO                  AMOUNT                RATIO                   AMOUNT          RATIO
                         ------- -----                 ----------            --------                ----------      --------
                                                   (DOLLARS IN THOUSANDS)
As of December 31, 1996
  Total Capital (to Risk Weighted Assets):  (greater than          (greater than
    Consolidated........ $24,923   16%       or equal to)  12,095   or equal to)   8%                   N/A              N/A
                                            (greater than          (greater than       (greater than        (greater than
    Milledgeville....... $19,064   20%       or equal to)   7,805   or equal to)   8%   or equal to)  9,757  or equal to) 10%
                                            (greater than          (greater than       (greater than        (greater than
    North Georgia....... $ 5,810   12%       or equal to)   3,946   or equal to)   8%   or equal to)  4,933  or equal to) 10%
  Tier I Capital (to Risk Weighted Assets): (greater than          (greater than
    Consolidated........ $23,005   15%       or equal to)   6,047   or equal to)   4%                   N/A              N/A
                                            (greater than          (greater than       (greater than        (greater than
    Milledgeville....... $17,822   18%       or equal to)   3,903   or equal to)   4%   or equal to)  5,854  or equal to)  6%
                                            (greater than          (greater than       (greater than        (greater than
    North Georgia....... $ 5,187   11%       or equal to)   1,973   or equal to)   4%   or equal to)  2,960  or equal to)  6%
  Tier I Capital (to Average Assets):       (greater than          (greater than
    Consolidated........ $23,005   11%       or equal to)   8,673   or equal to)   4%                   N/A              N/A
                                            (greater than          (greater than       (greater than        (greater than
    Milledgeville....... $17,822   12%       or equal to)   6,004   or equal to)   4%   or equal to)  7,505  or equal to)  5%
  Tangible Capital (to Tangible Assets):    (greater than          (greater than
    North Georgia....... $ 5,187    7%       or equal to)   1,070   or equal to) 1.5%                   N/A              N/A
As of December 31, 1995
  Total Capital (to Risk Weighted Assets):  (greater than          (greater than
    Consolidated........ $24,183   18%       or equal to)  10,514   or equal to)   8%                   N/A              N/A
                                            (greater than          (greater than       (greater than        (greater than
    Milledgeville....... $17,793   19%       or equal to)   7,617   or equal to)   8%   or equal to)  9,521  or equal to) 10%
                                            (greater than          (greater than       (greater than        (greater than
    North Georgia....... $ 5,056   14%       or equal to)   2,916   or equal to)   8%   or equal to)  3,645  or equal to) 10%
  Tier I Capital (to Risk Weighted Assets): (greater than          (greater than
    Consolidated........ $22,540   17%       or equal to)   5,257   or equal to)   4%                   N/A              N/A
                                            (greater than          (greater than       (greater than        (greater than
    Milledgeville....... $16,603   17%       or equal to)   3,808   or equal to)   4%   or equal to)  5,713  or equal to)  6%
                                            (greater than          (greater than       (greater than        (greater than
    North Georgia....... $ 4,600   13%       or equal to)   1,458   or equal to)   4%   or equal to)  2,187  or equal to)  6%
  Tier I Capital (to Average Assets):       (greater than          (greater than
    Consolidated........ $22,540   11%       or equal to)   8,014   or equal to)   4%                   N/A              N/A
                                            (greater than          (greater than       (greater than        (greater than
    Milledgeville....... $16,603   11%       or equal to)   6,127   or equal to)   4%   or equal to)  7,658  or equal to)  5%
                                            (greater than          (greater than       (greater than        (greater than
    North Georgia....... $ 4,600    9%       or equal to)   2,007   or equal to)   4%   or equal to)  2,508  or equal to)  5%

(19) PROPOSED MERGER

  On February 3, 1997, the Company executed a definitive agreement of reorganization and plan of merger with First Alliance/Premier Bancshares, Inc. ("Premier"), a Marietta, Georgia-based bank holding company. This transaction will be subject to regulatory and shareholder approval. Premier will be the surviving corporation. In the transaction each of the Company's outstanding common shares will be converted into one share of Premier common stock.